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                                                            EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Silicon Gaming, Inc. on Form S-8 of our report dated January 27, 1998, appearing in the Annual Report on Form 10-K of Silicon Gaming, Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP
--------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
July 31, 1998